Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
GREY WOLF, INC.
ARTICLE 1
Offices
          Section 1.1 Principal Office.  The principal office of Grey Wolf, Inc. (the “Company”) will be in Houston, Texas. The Board of Directors of the Company (the “Board of Directors”) may elect to relocate the principal office of the Company from time to time as it shall deem necessary and proper.
          Section 1.2 Other Offices.  The Company may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Company may require.
ARTICLE 2
Meetings Of Shareholders
          Section 2.1 Place of Meetings. All meetings of the shareholders shall be held at such place as may be determined by the Board of Directors or, if such determination is not made by the Board of Directors, at the principal executive office of the Company. The place at which a meeting of shareholders will be held shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
          Section 2.2 Annual Meetings.  An annual meeting of shareholders shall be held for the election of directors at such date, time and place as may be designated by resolution of the Board of Directors from time to time.
          Section 2.3 Business at Annual Meetings.
          (a) Only such business shall be conducted as shall have been properly brought before the annual meeting of shareholders. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Company entitled to vote at the annual meeting.
          (b) For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, no less than 60 days nor more than 120 days prior to the anniversary date of the mailing to shareholders of the notice of meeting for the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the immediately preceding annual meeting, notice by the shareholder to be timely must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 10th day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to shareholders or the date on which it is first disclosed to the public. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such proposal, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. In addition, if the shareholder’s ownership of shares of the Company, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice.
          Section 2.4 Notice of Shareholder’s Meeting.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Company, with postage thereon prepaid.
          Section 2.5 Special Meeting.  Except as otherwise required by law or the Articles of Incorporation, special meetings of the shareholders may be called only by the Chairman of the Board of Directors (the “Chairman of the Board”), the Vice Chairman of the Board of Directors (the “Vice Chairman of the Board”), the Chief Executive Officer, the President, the Board of Directors by the written order of a majority of the entire Board of Directors.
          Section 2.6 Business at Special Meeting.  Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice to shareholders of the special meeting.
          Section 2.7 Presiding Officer and Conduct of Meetings.  The Chairman of the Board, if there is one, or in his absence, the Vice Chairman of the Board, if there is one, or in his absence, the Chief Executive Officer, if there is one, or in his absence, the President shall preside at all meetings of the shareholders or, if such officers are not present at a meeting, by such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Company present at the meeting. The Secretary of the Company, if present, shall act as secretary of each meeting of shareholders; if he is not present at a meeting, then such person as may be designated by the presiding officer shall act as secretary of the meeting. Meetings of shareholders shall follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting of shareholders and the determination of procedure and rules shall be within the absolute discretion of the officer presiding at such meeting (such person being referred to as the “Chairman of the Meeting”), and there shall be no appeal from any ruling of the Chairman of the Meeting with respect to procedure or rules. Accordingly, in any meeting of shareholders or part thereof, the Chairman of the Meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:
          (a) If disorder should arise which prevents continuation of the legitimate business of meeting, the Chairman of the Meeting may announce the adjournment of the meeting and, upon so doing, the meeting shall be immediately adjourned.
          (b) The Chairman of the Meeting may require that anyone not a bona fide shareholder or proxy leave the meeting.
          (c) A resolution or motion proposed by a shareholder shall only be considered for vote of the shareholders if it meets the criteria of Section 2.3 or Section 2.6, as the case may be.
          (d) The order of business at all meetings of shareholders and whether such business was properly brought before the meeting of shareholders shall be determined by the Chairman of the Meeting.
          (e) The Chairman of the Meeting may impose any reasonable limits with respect to participation in the meeting by shareholders, including, but not limited to, limits on the amount of time taken up by the remarks or questions of any shareholder, limits on the number of questions per shareholder and limits as to the subject matter and timing of questions and remarks by shareholders.
          (f) Before any meeting of shareholders, the Board of Directors may appoint one or more persons other than nominees for director to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the Meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting of the shareholders and the number of such inspectors shall be three. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the Meeting may appoint a person to fill such vacancy.
          (g) The duties of the inspectors of election shall be to: (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots; (ii) receive votes or ballots; (iii) hear and determine all challenges and questions in any way arising in connection with the vote; (iv) count and tabulate all votes; (v) report to the Board of Directors the results based on the information assembled by the inspectors; and (vi) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders. Notwithstanding the foregoing, the final certification of the results of the election or other matter acted upon at a meeting of shareholders shall be made by the Board of Directors.
          Section 2.8 Voting List.  The officer or agent having charge of the share transfer records for shares of the Company shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.
          Section 2.9 Quorum.  The holders of at least one-half of the shares entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, the Articles of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, represented in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting as originally notified.
          Section 2.10 Voting.
          (a) Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, each shareholder will have one vote for each share of stock having voting power, registered in his name on the books of the Company. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy and voted for or against or expressly abstained on any question will decide such question brought before such meeting, unless the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. In one such case, the Articles of Incorporation provide that if, with respect to any action to be taken by the shareholders of the Company, any provisions of the Texas Business Corporation Act (the “TBCA”), would require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be voted thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast thereon, or of any class or series thereof, shall be required with respect to such action.
          (b) In the case of a matter submitted for a vote of the shareholders as to which a shareholder approval requirement is applicable under (i) the shareholder approval policy of any stock exchange or quotation system on which the capital stock of the Company is traded or quoted, (ii) the requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (iii) any provisions of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the TBCA, the Articles of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such (i) shareholder approval policy, (ii) the Exchange Act or (iii) Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable).

          Section 2.11 Proxies.  At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such shareholder. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.
ARTICLE 3
Board Of Directors
          Section 3.1 Powers.  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by law, by the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.
          Section 3.2 Number of Directors.  The number of directors which constitute the whole Board of Directors shall be fixed at seven and may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. None of the directors need be shareholders of the Company or residents of the State of Texas.
          Section 3.3 Nomination of Directors.
          (a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, (ii) by or at the direction of a committee of the Board of Directors to which the Board of Directors has delegated the authority to make such nominations, or (iii) by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section 3.3, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.3.
          (b) Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Company. In the case of an annual meeting, to be timely, a shareholder’s nomination notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 120 days prior to the anniversary date of the mailing to shareholders of the notice of meeting for the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the immediately preceding annual meeting, notice by the shareholder to be timely must be delivered to or mailed and received at the principal executive offices of the Company no later than the close of business on the 10th day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to shareholders or the date on which it is first disclosed to the public.  In the case of a special meeting at which directors are to be elected, to be timely, a shareholder’s nomination notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days nor more than 120 days prior to the date of such meeting.
          (c) A shareholder’s nomination notice for any meeting shall set forth:
          (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the proposed nominee, (b) the principal occupation or employment of the proposed nominee, (c) the class and number of shares of capital stock of the Company which are beneficially owned by the proposed nominee, (d) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder including any plans or proposals pertaining to the Company, its business or management, (e) all other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, and (f) the written consent of the proposed nominee to serve as a director of the Company if so elected;
          (ii) as to the shareholder giving the notice (a) the name and address, as they appear on the Company’s books, of such shareholder, (b) a representation that the shareholder is a holder of record of shares of the Company’s capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the proposed nominee or nominees specified in the notice and (c) the class and number of shares of the Company which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and
          (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (a) the name and address of such person and (b) the class and number of shares of the Company which are beneficially owned by such person.
          (d) The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.
          (e) No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in this Section 3.3. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 3.3 and he shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3.

          Section 3.4 Classification of Directors; Election and Term.
          (a) The Board of Directors (exclusive of directors to be elected by the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company other than the common stock, which may at some time be outstanding, voting separately as a class or classes) shall be divided into three classes, as nearly equal in number as possible as determined by the board of directors, with the term of office of one class expiring each year.
          (b) At the annual meeting of shareholders in 1999, two directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting in the year 2000, three directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting in the year 2001 and three directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting in the year 2002. At each annual meeting of shareholders, the respective successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any increase in the number of directors elected by holders of common stock shall be apportioned among the classes of directors so as to make each class as nearly equal in number as is practicable.
          (c) No shareholder shall have the right to cumulative voting in the election of directors, but each share shall be entitled to one vote in the election of such director. In the case of a contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to such position. Each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier death, resignation, disqualification or removal from office.
          Section 3.5 Vacancies.  If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until his term expires and until his successor shall be duly elected and shall qualify, unless sooner displaced. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company other than the common stock, which may at some time be outstanding, shall have the right, voting separately as a class or classes, to elect one or more directors of the Company, the provisions of this Section 3.5 shall not apply with respect to the director or directors elected by such holders of preferred stock or other stock.
          Section 3.6 Resignation; Removal.
          (a) Any director may resign at any time. Unless otherwise prescribed by law or the Articles of Incorporation, a director may be removed from office only for cause and then only by the affirmative vote of the holders of at least 66 2/3 percent of the voting power of all outstanding shares of capital stock of the Company generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause of removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of willful misconduct in the performance of his duties to the Company in a matter of substantial importance to the Company which is materially detrimental to the Company; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent.
          (b) Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company other than the common stock, which may at some time be outstanding, shall have the right, voting separately as a class or classes, to elect one or more directors of the Company, the provisions of this Section 3.6 shall not apply with respect to the director or directors elected by such holders of preferred stock or other stock.
          Section 3.7 Compensation.  Directors, as such, shall receive such compensation for their services and such reimbursement of expenses as shall be determined by the Board of Directors.
          Section 3.8 Duties of Director.  In discharging the duties of director under the TBCA or these Bylaws or otherwise, a director, in considering the best interests of the Company, may consider the long-term as well as the short-term interests of the Company and shareholders, including the possibility that those interests may be best served by the continued independence of the Company.
ARTICLE 4
Meetings Of The Board
          Section 4.1 Regular Meetings.  Regular meetings of the Board of Directors may be held at such time and place either within or without the State of Texas and with such notice or without notice as is determined from time to time by the Board of Directors.
          Section 4.2 Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President on one days notice to each director, either personally or by mail or telegram. Special meetings will be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President in like manner and on like notice upon the written request of a majority of the Board of Directors.

          Section 4.3 Quorum and Voting.  At all meetings of the Board of Directors, a majority of the directors will be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
          Section 4.4 Telephone Meetings.  The Board of Directors may hold meetings in any manner permitted by law. Without limitation, at any meeting of the Board of Directors, a director may attend by telephone, radio, television, interactive media or similar means of communication by means of which all participants can hear each other which permits him to participate in the meeting, and a director so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present.
          Section 4.5 Action by Written Consent.  Any action required or permitted to be taken by the Board of Directors or any committee of the Board of Directors under applicable statutory provisions, the Articles of Incorporation, or these Bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Any such consent shall be filed with the minutes of the meetings of the Board of Directors or such committee, as the case may be.
ARTICLE 5
Committees
          Section 5.1 Committees of Directors.  The Board of Directors may establish an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and such other committees as may be established by resolution of a majority of the whole Board of Directors. Each of such committees shall consist of two or more members of the Board of Directors (except as otherwise provided by these Bylaws) and shall have a chairman that is selected by the Board of Directors. If no selection of a chairman of a committee is made by the Board of Directors, selection of a chairman of committee shall be made by its members. Members of committees of the Board of Directors shall be elected annually by vote of a majority of the Board of Directors. The Chief Executive Officer shall be an ex-officio nonvoting member of each committee (except the Audit and Compensation Committees) of which he is not an official voting member. With respect to any committee (including the Audit and Compensation Committees) of which the Chief Executive Officer is not an official voting member, the Chief Executive Officer shall be given notice of all committee meetings at the same time notice is given to committee members, and the Chief Executive Officer shall be afforded the opportunity to speak at the committee meeting. Presence of a majority of the committee members (not counting any ex-officio nonvoting members) shall constitute a quorum. Committees may act by majority vote of the voting members present at a meeting. Except as otherwise provided by these Bylaws, each of such committees shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Company as may be provided in these Bylaws or by resolution of the Board of Directors. Each of such committees may authorize the seal of the Company to be affixed to any document or instrument. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of committees may be called by the chairman of the committee by written, telegraphic or telephonic notice to all members of the committee and the Chief Executive Officer and shall be at such time and place as shall be stated in the notice of such meeting. Any member of a committee may participate in any meeting by means of conference telephone or similar communications equipment.  In the absence or disqualification of a member of any committee the chairman of such committee may, if deemed advisable, appoint another member of the Board of Directors to act at the meeting in the place of the disqualified or absent member.  The chairman of the committee may fix such other rules and procedures governing conduct of meetings as he shall deem appropriate.
          Section 5.2 Executive Committee.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution and except as limited by these Bylaws, will have and may exercise all of the authority of the Board of Directors in the business and affairs of the Company, and may have power to authorize the seal of the Company to be affixed to all papers which may require it, except where action by the Board of Directors is specified by law. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
          Section 5.3 Audit Committee.  The Audit Committee shall consist of not less than two members of the Board of Directors. The Audit Committee shall be responsible for recommending to the entire Board of Directors engagement and discharge of independent auditors of the financial statements of the Company, shall review the professional services provided by the independent auditors, shall review the independence of independent auditors, shall review with the auditors the plan and results of the auditing engagement, shall consider the range of audit and non-audit fees and shall review the adequacy of the Company’s system of internal financial and accounting controls.  In addition, the Audit Committee shall direct and supervise special investigations as deemed necessary by the Audit Committee.
          Section 5.4 Compensation Committee.  The Compensation Committee shall consist of not less than two members of the Board of Directors. The Compensation Committee shall recommend to the Board of Directors the compensation to be paid to officers and key employees of the Company and the compensation of the Board of Directors. Except as otherwise provided in any specific plan adopted by the Board of Directors, the Compensation Committee shall be responsible for administration of executive compensation plans, stock option plans and other forms of direct or indirect compensation of officers and key employees, and each member of the Compensation Committee shall have the power and authority to execute and bind the Company to such documents, agreements and instruments related to such plans and compensation as are approved by the Compensation Committee.  In the alternative, the Compensation Committee may authorize any officer of the Company to execute such documents, agreements and instruments on behalf of the Company.
          Section 5.5 Nominating Committee.  The Nominating Committee shall consist of not less than two members of the Board of Directors. The Nominating Committee, if one is established, shall recommend to the Board of Directors nominees for election as directors. The

Nominating Committee shall consider performance of incumbent directors and shall recommend to the Board of Directors whether an incumbent director whose term expires shall be nominated for reelection.
          Section 5.6 Other Committees.  The Board of Directors may similarly create other committees for such terms and with such powers and duties as the Board of Directors deems appropriate except as provided to the contrary by law, the Articles of Incorporation, or these Bylaws.
          Section 5.7 Advisory Directors.  The Board of Directors may, by majority vote, appoint one or more advisory directors. Advisory directors shall serve at the Board of Directors’ convenience solely to advise the Board of Directors, and shall have no formal responsibilities. No advisory director shall be entitled to vote at meetings of the Board of Directors, nor shall any advisory director be counted when determining whether there is a quorum at meetings of the Board of Directors. Advisory directors shall not be, by virtue of their position as advisory directors, agents of the Company, and they shall not have the power to bind the Company.
ARTICLE 6
Notices
          Section 6.1 Methods of Notice.  Whenever any notice is required to be given to any shareholder or director under the provisions of any law, the Articles of Incorporation or these Bylaws, it will not be construed to require personal notice, but such notice may be given in writing by mail addressed to such shareholder or director at such address as appears on the books of the Company, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors may also be given by telegram, by facsimile, by telephone or in person, and notice given by such means shall be deemed given at the time it is delivered.
          Section 6.2 Waiver of Notice.  Whenever any notice is required to be given to any shareholder or director under the provisions of any law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance at any meeting will constitute a waiver of notice thereof except as otherwise provided by law.
ARTICLE 7
Officers
          Section 7.1 Executive Officers.  The officers of the Company shall consist of a President, Vice President, Treasurer and Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect additional officers and assistant officers including, without limitation, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, additional vice presidents, including one or more senior vice presidents, and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

          Section 7.2 Election and Qualification.  The Board of Directors at its first meeting after each annual meeting of shareholders shall elect the President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.
          Section 7.3 Other Officers and Agents.  The Board of Directors may elect or appoint such other officers, assistant officers and agents as it deems necessary, who will hold their offices for such terms and shall exercise such powers and perform such duties as determined from time to time by the Board of Directors.
          Section 7.4 Salaries.  The salaries of all officers of the Company will be fixed by the Board of Directors except as otherwise directed by the Board of Directors.
          Section 7.5 Term, Removal and Vacancies.  The officers of the Company will hold office until their resignation or their successors are chosen and qualify. Any officer, agent or member of the Executive Committee elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause; provided, however, that such removal shall be without prejudice to the contract rights, if any, of such removed party. If any such office becomes vacant for any reason, the vacancy will be filled by the Board of Directors.
          Section 7.6 Chairman of the Board.  The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors and shareholders and shall have such other powers and duties as may from time to time be prescribed by duly adopted resolutions of the Board of Directors.
          Section 7.7 Vice Chairman of the Board.  The Vice Chairman of the Board, in the absence or disability of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may prescribe.
          Section 7.8 Chief Executive Officer.  The Chief Executive Officer, if one is elected, shall preside at meetings of the Board of Directors and shareholders if there is no Chairman of the Board or Vice Chairman of the Board. The Chief Executive Officer shall supervise and have overall executive charge of the business, properties, administration and operations of the Company with the powers of a general manager, including, without limitation, the authority to initiate and defend litigation and arbitration proceedings. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors (and committees thereof) are carried into effect. In general, he shall perform all duties as from time to time may be assigned to him by the Board of Directors. He shall from time to time make such reports of the affairs of the Company as the Board of Directors may require.
          Section 7.9 President.  The President shall, subject to the Board of Directors and to the authority of the Chief Executive Officer (if one is elected), supervise and have overall executive charge of the business, properties, administration and operations of the Company with the powers of a general manager, including, without limitation, the authority to initiate and defend litigation and arbitration proceedings. The President shall see that all orders and resolutions of the Board of Directors (and committees thereof) are carried into effect. In the absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer. The President shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors.
          Section 7.10 Vice Presidents.  The Vice Presidents in the order determined by the Board of Directors will, in the absence or disability of the President, perform the duties and exercise the powers of the President, and will perform such other duties as the Board of Directors and President may prescribe.
          Section 7.11 Secretary.  The Secretary will attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and will perform like duties for the standing committees when required. He will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors and President. He will keep in safe custody the seal of the Company and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an assistant secretary.
          Section 7.12 Assistant Secretaries.  The assistant secretaries in the order determined by the Board of Directors will perform, in the absence or disability of the Secretary, the duties and exercise the powers of the Secretary and will perform such other duties as the Board of Directors and President may prescribe.
          Section 7.13 Treasurer.  The Treasurer will have the custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Company and will deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He will disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and will render to the Board of Directors and President, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Company.
          Section 7.14 Assistant Treasurers.  The Assistant Treasurers in the order determined by the Board of Directors, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and will perform such other duties as the Board of Directors and President may prescribe.
          Section 7.15 Officer’s Bond.  If required by the Board of Directors, any officer will give the Company a bond (to be renewed as the Board of Directors may require) in such sum and with such surety or sureties as is satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

ARTICLE 8
Indemnification Of Directors, Officers, Employees And Agents
          Section 8.1 Right to Indemnification.  Subject to the limitations and conditions as provided in this Article, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise or entity shall be indemnified by the Company to the fullest extent permitted by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding. The indemnification rights under this Article, including Advance Payment as provided in Section 8.2, shall arise, and all rights granted hereunder shall vest, at the time of the occurrence of the transaction or event to which such proceeding relates, or at the time that the action or conduct to which such proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such proceeding is first threatened, commenced or completed. The indemnification rights under this Article shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The indemnification rights granted pursuant to this Article shall be deemed contract rights, and no amendment, modification or repeal of this Article shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. IT IS EXPRESSLY ACKNOWLEDGED AND AGREED THAT THE INDEMNIFICATION PROVIDED IN THIS ARTICLE COULD INVOLVE INDEMNIFICATION OF AN INDEMNIFIED PARTY FOR THE INDEMNIFIED PARTY’S OWN NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY OF THE INDEMNIFIED PARTY.
          Section 8.2 Advance Payment.  The right to indemnification conferred in this Article shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 8.1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article or otherwise.

          Section 8.3 Indemnification of Employees and Agents.  The Company, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article; and, the Company may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Company but who are or were serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to directors under this Article.
          Section 8.4 Appearance as a Witness.  Notwithstanding any other provision of this Article, the Company may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.
          Section 8.5 Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to Section 8.3 of this Article may have or hereafter acquire under any law (common or statutory), provision of the Articles of Incorporation of the Company or these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.
          Section 8.6 Insurance.  The Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic company, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article.
          Section 8.7 Shareholder Notification.  To the extent required by law, any indemnification of or advance of expenses to a director or officer in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.
          Section 8.8 Savings Clause.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article as to costs, charges and expenses (including court costs and attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE 9
Shares And Shareholders
          Section 9.1 Certificates Representing Shares.  The shares of the capital stock of the Company may be certificated or uncertificated, as permitted under Texas law, and shall be entered in the books of the Company as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Company owned by the shareholder. The certificates shall be signed by (i) the Chief Executive Officer, President or Vice-President and (ii) the Secretary or an Assistant Secretary. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Company itself or an employee of the Company. In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.
          Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice that shall set forth the name of the Company, that the Company is organized under the laws of the State of Texas, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Articles of Incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Company.
          Section 9.2 Transfer of Shares.  Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Company to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the Company. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Company. Notwithstanding the foregoing, no transfer will be recognized by the Company if such transfer would violate federal or state securities laws, the Articles of Incorporation, or any shareholders’ agreements which may be in effect at the time of the purported transfer. The Company may, prior to any such transfer, require a shareholder to provide (at such shareholder’s expense) an opinion of counsel addressed to the Company and its stock transfer agent and registrar to the effect that any such transfer does not violate applicable securities laws requiring registration or an exemption from registration prior to any such transfer.
          Section 9.3 Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Company or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer records be closed for a stated period but not to exceed, in any case, sixty days. If the share transfer records are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books must be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date, in any case, to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or dividend is adopted, as the case may be, will be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination will apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.
          Section 9.4 Registered Shareholders.  The Company is entitled to recognize the exclusive right of a person registered on its books as the owner of the share to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the Company is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Texas.
          Section 9.5 Lost Certificate.  The Board of Directors may direct a new certificate or certificate to be issued in place of any certificate or certificate theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed, such affidavit to be satisfactory in form and substance to the Company. When authorizing such issue of a new certificate or certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificate, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Company a bond in form and substance satisfactory to the Company and in such sum as the Company may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.
ARTICLE 10
General
          Section 10.1 Dividends.  The Board of Directors may from time to time declare, and the Company pay, dividends on its outstanding shares of capital stock in cash, in property, or in its own shares, except when the declaration or payment thereof would be contrary to law, the Articles of Incorporation or these Bylaws. Such dividends may be declared at any regular or special meeting of the Board of Directors, and the declaration and payment will be subject to all applicable provisions of law, the Articles of Incorporation and these Bylaws.
          Section 10.2 Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the

Company, or for such other purpose as the Board of Directors may determine to be in the interest of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
          Section 10.3 Directors’ Annual Statement.  The Board of Directors will present at each annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Company.
          Section 10.4 Checks.  All checks or demands for money and notes of the Company will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
          Section 10.5 Corporate Records.  The Company will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders giving the names and addresses of all shareholders and the number and class of shares held by each. All other books and records of the Company may be kept at such place or places within or without the State of Texas as the Board of Directors may from time to time determine.
          Section 10.6 Seal.  The corporate seal will have inscribed thereon the name of the Company. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.
          Section 10.7 Amendment.  These Bylaws may be altered, amended, or repealed, or new bylaws may be adopted, by the Board of Directors or by the holders of a majority of the shares represented at any duly held meeting of shareholders provided that notice of such proposed action shall have been contained in the notice of any such meeting; provided, however, that if the Articles of Incorporation provide that these Bylaws may be altered, amended, or repealed, or new bylaws may be adopted only by the Board of Directors, then the shareholders of the Company may not alter, amend, or repeal these Bylaws or adopt new bylaws.
          Section 10.8 Election Not to be Governed by Part Thirteen of the TBCA. By bylaw adopted December 29, 1997, the Company expressly elected not to be governed by the provisions of the Texas Business Combination Law, Part Thirteen of the TBCA.